As filed with the Securities and Exchange Commission on March 1, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WebMD Health Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-2783228 (I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011
(Address, Including Zip Code, of Principal Executive Offices)

WebMD Health Corp.
Amended and Restated 2005 Long-Term Incentive Plan
(Full Title of the Plan)

Douglas W. Wamsley
Executive Vice President, General Counsel and Secretary
WebMD Health Corp.
111 Eighth Avenue
New York, New York 10011
(212) 624-3700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ferdinand J. Erker, Esq.
Jeffrey P. Crandall, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Tel: (212) 848-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities	To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered(1)	Per Share(2)	Price(2)	Fee(2)
Common Stock, par value $0.01 per share	2,600,000	$52.54	$136,604,000	$15,859.72

(1)	This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 2,600,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) of WebMD Health Corp., a Delaware corporation (the “Company” or the “Registrant”) available for issuance pursuant to the WebMD Health Corp. Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan as a result of adjustments under the Plan by reason of one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price are based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on February 23, 2011 and is estimated solely for the purpose of calculating the registration fee.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8
     The contents of the Registration Statement on Form S-8 (File No. 333-162653) relating to the Plan, filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2009 are hereby incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2011.

WEBMD HEALTH CORP.
By:	/s/ Anthony Vuolo
Anthony Vuolo
Chief Operating Officer & Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Anthony Vuolo, Lewis H. Leicher and Douglas W. Wamsley as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne T. Gattinella Wayne T. Gattinella	Director, Chief Executive Officer & President (Principal Executive Officer)	March 1, 2011

/s/ Anthony Vuolo Anthony Vuolo	Chief Operating Officer & Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2011

/s/ Mark J. Adler, M.D.	Director	March 1, 2011
Mark J. Adler, M.D.

Signature	Title	Date

/s/ Kevin M. Cameron	Director	March 1, 2011
Kevin M. Cameron

/s/ Neil F. Dimick	Director	March 1, 2011
Neil F. Dimick

/s/ Jerome C. Keller	Director	March 1, 2011
Jerome C. Keller

/s/ James V. Manning	Director	March 1, 2011
James V. Manning

/s/ Abdool Rahim Moossa, M.D.	Director	March 1, 2011
Abdool Rahim Moossa, M.D.

/s/ Herman Sarkowsky	Director	March 1, 2011
Herman Sarkowsky

/s/ Joseph E. Smith	Director	March 1, 2011
Joseph E. Smith

/s/ Stanley S. Trotman, Jr.	Director	March 1, 2011
Stanley S. Trotman, Jr.

/s/ Martin J. Wygod	Director	March 1, 2011
Martin J. Wygod

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 filed on October 23, 2009 (Reg. No. 333-162651))

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 filed on October 23, 2009 (Reg. No. 333-162651))

4.1	WebMD Health Corp. Amended and Restated 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 27, 2010)

5.1	Opinion of Lewis H. Leicher, Esq., Senior Vice President & Assistant General Counsel of the Registrant, as to the legality of the securities registered hereby*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant*

23.2	Consent of Counsel (included in Exhibit 5.1)*

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).*

*	Filed herewith.

E-1